                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   September 1, 1998
                                                   ---------------------------

                                CKS Group, Inc.
-------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)



        Delaware                       0-27090                   77-0385435
-------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)


10441 Bandley Drive, Cupertino, California                            95014
-------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code            (408) 366-5100
                                                            -------------------


-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

  On September 1, 1998, CKS Group, Inc. ("CKS Group") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") by and among USWeb Corporation ("USWeb"), USWeb Acquisition Corporation 134, a wholly-owned subsidiary of USWeb ("Sub"), and CKS Group pursuant to which Sub will merge with and into CKS Group (the "Merger"). CKS Group will survive the Merger and become a wholly-owned subsidiary of USWeb. Under the terms of the Merger Agreement, all outstanding shares of CKS Group will be exchanged for shares of common stock, par value $.001 per share, of USWeb ("USWeb Common Stock"), and all outstanding options to acquire common stock, par value $.001 per share, of CKS Group ("CKS Group Common Stock") will be assumed and converted into options to acquire shares of USWeb Common Stock at a ratio of 1.5 shares of USWeb Common Stock to one share of CKS Group Common Stock (the "Exchange Ratio"). The Merger will be accounted for as a pooling of interests and is intended to qualify as a tax-free reorganization. The combined company will be called Reinvent Communications, Inc.

  As an inducement to USWeb to enter into the Merger Agreement, CKS Group granted USWeb a stock option to purchase up to 19.9% of the shares of CKS Group Common Stock (the "CKS Group Option") outstanding on the date of exercise of the CKS Group Option. The CKS Group Option is exercisable following the announcement of an alternative business combination proposal involving CKS Group and the occurrence of certain further triggering events, none of which has occurred as of the date hereof. The per-share exercise price under the CKS Group Option is payable in cash and is equal to the lower of (i) the Exchange Ratio times the closing price of USWeb Common Stock on the last trading day prior to the date of the CKS Group Option or (ii) the average closing price of CKS Group Common Stock on the five trading days immediately prior to the announcement of the alternative business combination proposal.

  As an inducement to CKS Group to enter into the Merger Agreement, USWeb also granted CKS Group an option to purchase 19.9% of the shares of USWeb Common Stock (the "USWeb Option") outstanding on the date of exercise of the USWeb Option on terms (other than exercise price) parallel to the CKS Group Option. The USWeb Option is exercisable following the announcement of an alternative business combination proposal involving USWeb and the occurrence of certain further triggering events, none of which has occurred as of the date hereof. The per-share exercise price under the USWeb Option is payable in cash and is equal to the lower of the (i) closing price of the USWeb Common Stock price on the last trading day prior to the date of the USWeb Option or (ii) the average closing price of USWeb Common Stock on the five trading days immediately prior to the announcement of the alternative business combination proposal.

  As a further inducement to USWeb to enter into the Merger Agreement, Interpublic Group of Companies, Inc. (a stockholder of CKS Group) and each director and certain executive officers of CKS Group entered into voting agreements with USWeb (the form of which is filed as

Exhibit 99.4 hereto) pursuant to which they (i) agreed to vote their shares of CKS Group Common Stock in favor of the Merger Agreement and the Merger, and (ii) granted irrevocable proxies to the directors of USWeb to vote such shares in accordance with the voting agreements. As a further inducement to CKS Group to enter into the Merger Agreement, SOFTVEN No. 2 Investment Enterprise Partnership and Crosspoint Venture Partners (stockholders of USWeb), and each director and executive officer of USWeb entered into voting agreements with CKS Group (the form of which is filed as Exhibit 99.5 hereto), pursuant to which they (i) agreed to vote their shares of USWeb stock in favor of certain matters relating to the Merger (including approval of the issuance of shares of USWeb Common Stock in connection with the Merger), and (ii) granted proxies to the directors of CKS Group to vote such shares in accordance with the voting agreements.


ITEM 7.  EXHIBITS.

  The following exhibits are filed as part of this report.

        (a) Agreement and Plan of Reorganization dated as of September 1, 1998 by and among USWeb Corporation, USWeb Acquisition Corporation 134 and CKS Group, Inc.

        (b) CKS Group, Inc. Stock Option Agreement dated as of September 1, 1998 by and between USWeb Corporation and CKS Group, Inc.

        (c) USWeb Corporation Stock Option Agreement dated as of September 1, 1998 by and between CKS Group, Inc. and USWeb Corporation.

        (d) Form of CKS Voting Agreement dated as of September 1, 1998.

        (e) Form of USWeb Voting Agreement dated as of September 1, 1998.

                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CKS GROUP, INC.



Date:  September 10, 1998               By:/s/ Carlton H. Baab
                                           -------------------
                                           Carlton H. Baab
                                           Executive Vice President and
                                           Chief Financial Officer

                                  EXHIBIT INDEX

 Exhibit No.                     Description
 -----------                     -----------
  10.27 Agreement and Plan of Reorganization dated as of September 1, 1998 by and among USWeb Corporation, USWeb Acquisition Corporation 134 and CKS Group, Inc.

  99.2 CKS Group, Inc. Stock Option Agreement dated as of September 1, 1998 by and between CKS Group, Inc. and USWeb Corporation.

  99.3 USWeb Corporation Stock Option Agreement dated as of September 1, 1998 by and between USWeb Corporation and CKS Group, Inc.

  99.4  Form of CKS Voting Agreement dated as of September 1, 1998.

  99.5  Form of USWeb Voting Agreement dated as of September 1, 1998.